Exhibit 99.1

Kandi Technologies Reports Second Quarter 2021 Financial Results

--Revenue of approx. $30 million, +54% y/y--

--Net Income of approx. $41 million ($0.54 per fully diluted share), +900% y/y--

--Working Capital of approx. $300 million, cash1 totaled $202.4 million --

JINHUA, CHINA-- (August 9, 2021) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced financial results for the second quarter of 2021.

Second Quarter Highlights

●	Total revenues increased by 53.7% to $29.9 million, from $19.4 million in the same period of 2020.

●	EV parts sales were $6.7 million, compared to $12.5 million in the same period of 2020.

●	Off-road vehicles sales were $5.5 million, compared to $6.6 million in the same period of 2020.

●	Electric Scooters, Electric Self-Balancing Scooters and associated parts sales were $16.5 million, compared to $0.4 million in the same period of 2020, This growth represents a successful strategic initiative to sell intelligent transportation products after the COVID-19 outbreak seriously impacted the EV market in 2020.

●	Battery exchange equipment and battery exchange service sales were $0.6 million. As a new business, there was no such revenue in the same period of 2020.

●	Gross margin was 20.4%, compared to 18.2% for the same period of 2020.

●	Net income was $40.9 million, or $0.54 per fully diluted share primarily due to a gain on the disposal of a long-live asset recognized as part of our Jinhua facility relocation that was completed in the second quarter. This compares to a net income of $4.1 million, or $0.08 per fully diluted share for the same period of 2020.

●	As of June 30, 2021, working capital was $297.3 million. Cash, cash equivalents, restricted cash, and certificate of deposit totaled $202.4 million.

Mr. Hu Xiaoming, Chairman and CEO of Kandi commented: “We are excited to see both strong revenue growth and profitability. Last year, as the Covid-19 pandemic impacted our EV business, we undertook a strategic initiative to find new markets for our industry-leading technology. This pivot to new markets is proved successful, as you can see by our strong growth in intelligent mobility sector and associated parts. Furthermore, we are with our operating cash flow as robust because we received final payments for the Jinhua Facility relocation. The vacated old factory property met the inspection authorities’ stipulated conditions, it was returned to the government, and we received the agreed payments. With this cash inflow, our balance sheet is even stronger for pursuing the multiple growth opportunities we see ahead of us.”

[1]	Includes cash, cash equivalents, restricted cash, and certificate of deposit.

Elaborating on Kandi’s commitment to R&D, Hu elaborated, “As we noted last quarter, there are significant growth opportunities in affordable short-distance EVs for the China market, and in UTVs for the U.S. market. In May, we unveiled the K32 premium UTV, which is produced at our factory in Hainan, China. The K32 features pure electric four-wheel-drive propulsion and a fully enclosed cockpit with air conditioning. We intend to sell the K32 in the U.S. by the end of this year.”

Turning to acquisitions, Hu commented, “Last month, we announced the acquisition of Jiangxi Huiyi, which pushes us further into the battery cell business. Jiangxi Huiyi is a leading battery cell producer with intelligent production lines that each day can manufacture approximately 250,000 units of 18650 lithium-ion rechargeable cells. Today, the cells are implemented in various consumer applications. Equipped with this technology, Kandi will now focus on EV battery packs as well as other appropriate consumer products.”

Q2 2021 Financial Results

Net Revenues and Gross Profit (in USD millions)

	2Q21	2Q20	Y/Y%
Net Revenue	$29.9	$19.4	53.7%
Gross Profit	$6.1	$3.5	72.4%
Gross Margin	20.4%	18.2%	-

Net revenues of $29.9 million increased 53.7% from the second quarter of 2020. The increase in revenue was primarily due to the growth in sales of Electric Scooters, Electric Self-Balancing Scooters and associated parts. This segment had a higher gross margin than other segments, resulting in 20.4% gross margin in the second quarter of 2021, higher than 18.2% for the same period of 2020.

Operating Income/Loss (in USD millions)

	2Q21	2Q20	Y/Y%
Operating Income	$38.3	$8.1	373.3%
Income from Operations	$44.4	$11.6	281.7%
Operating Margin	148.5%	59.8%	-

Operating income was $38.3 million, compared with $8.1 million in the second quarter of 2020. The increase was primarily attributable to the gain on disposal of a long-lived asset related to the Jinhua facility relocation.

Net Income (in USD millions)

	2Q21	2Q20	Y/Y%
Net Income	$40.9	$4.1	909.3%
Net Income per Weighted Average Common Share	$0.54	$0.08	-
Net Income per Weighted Average Diluted Share	$0.54	$0.08	-

Net income was $40.9 million, compared with a net income of $4.1 million in the same period of 2020.The greater income was primarily attributable to the gain on disposal of a long-lived asset recognized in the second quarter of 2021.

Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on Monday, August 9, 2021. Management will deliver prepared remarks to be followed by a question and answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay: http://public.viavid.com/index.php?id=146195

The live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”), formerly, Zhejiang Kandi Vehicles Co., Ltd.) and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States, and its wholly-owned subsidiary, Kandi America Investment, LLC. Zhejiang Kandi Technologies has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Contacts:

Kandi Technologies Group, Inc.

Ms. Kewa Luo

+1 (212) 551-3610

IR@kandigroup.com

The Blueshirt Group

Mr. Gary Dvorchak, CFA

gary@blueshirtgroup.com

- Tables Below –

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(UNAUDITED)
Current assets
Cash and cash equivalents	$132,071,957	$142,078,190
Restricted cash	16,117,526	442,445
Certificate of deposit	54,222,374	-
Accounts receivable (net of allowance for doubtful accounts of $111,512 and $110,269 as of June 30, 2021 and December 31, 2020, respectively)	48,713,854	38,547,137
Inventories	23,232,234	19,697,383
Notes receivable	8,985,422	31,404,630
Other receivables	40,574,115	1,875,245
Prepayments and prepaid expense	16,791,928	13,708,149
Advances to suppliers	13,274,911	36,733,182
Amount due from the Affiliate Company	-	21,742,226
Amount due from related party	-	886,989
TOTAL CURRENT ASSETS	353,984,321	307,115,576

NON-CURRENT ASSETS
Property, plant and equipment, net	81,579,358	65,402,680
Intangible assets, net	2,936,697	3,232,753
Land use rights, net	3,248,223	3,257,760
Construction in progress	6,123,956	16,317,662
Deferred taxes assets	7,852,209	8,964,946
Long term investment	154,921	45,958
Investment in the Affiliate Company	-	28,892,638
Goodwill	29,970,415	29,712,383
Other long term assets	18,012,160	32,307,484
TOTAL NON-CURRENT ASSETS	149,877,939	188,134,264

TOTAL ASSETS	$503,862,260	$495,249,840

CURRENT LIABILITIES
Accounts payable	$31,373,506	$34,257,935
Other payables and accrued expenses	8,930,573	7,218,395
Short-term loans	250,000	-
Notes payable	232,382	92,445
Income tax payable	11,280,164	1,313,754
Advance receipts	-	38,229,242
Amount due to related party	500,000	500,000
Other current liabilities	4,067,928	2,185,654
TOTAL CURRENT LIABILITIES	56,634,553	83,797,425

NON-CURRENT LIABILITIES
Deferred taxes liability	602,435	3,483,171
Contingent consideration liability	-	3,743,000
Other long-term liabilities	464,763	459,580
TOTAL NON-CURRENT LIABILITIES	1,067,198	7,685,751

TOTAL LIABILITIES	57,701,751	91,483,176

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 77,547,099 and 77,298,499 shares issued and 75,626,155 and 75,377,555 outstanding at June 30,2021 and December 31,2020, respectively	75,626	75,377
Additional paid-in capital	443,717,378	439,549,338
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at June 30,2021 and December 31,2020, respectively)	7,446,854	(27,079,900)
Accumulated other comprehensive loss	(5,079,349)	(8,778,151)
TOTAL STOCKHOLDERS’ EQUITY	446,160,509	403,766,664

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$503,862,260	$495,249,840

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

REVENUES FROM UNRELATED PARTIES, NET	$29,875,835	$19,436,120	$45,852,002	$25,808,544
REVENUES FROM THE AFFILIATE COMPANY AND RELATED PARTIES, NET	-	956	1,587	956

REVENUES, NET	29,875,835	19,437,076	45,853,589	25,809,500

COST OF GOODS SOLD	(23,778,053)	(15,900,298)	(35,401,456)	(21,105,463)

GROSS PROFIT	6,097,782	3,536,778	10,452,133	4,704,037

OPERATING INCOME (EXPENSE):
Research and development	(3,564,905)	(1,149,901)	(25,189,502)	(1,790,141)
Selling and marketing	(1,057,517)	(763,666)	(2,204,383)	(1,641,972)
General and administrative	(5,359,572)	(3,907,191)	(9,789,695)	(6,973,926)
Gain on disposal of long-lived assets	48,253,667	13,907,574	48,253,667	13,907,574
TOTAL OPERATING INCOME	38,271,673	8,086,816	11,070,087	3,501,535

INCOME FROM OPERATIONS	44,369,455	11,623,594	21,522,220	8,205,572

OTHER INCOME (EXPENSE):
Interest income	974,105	221,792	1,502,697	560,736
Interest expense	(78,069)	(1,123,056)	(204,417)	(2,105,990)
Change in fair value of contingent consideration	(357,000)	(929,000)	-	2,863,000
Government grants	114,402	86,799	349,195	97,898
Gain from sale of equity in the Affiliate Company	33,651	-	17,733,911	-
Share of loss after tax of the Affiliate Company	(4,904)	(2,978,529)	(2,584,401)	(4,081,299)
Other income, net	3,827,089	1,043,335	4,325,990	1,062,985
TOTAL OTHER INCOME (EXPENSE), NET	4,509,274	(3,678,659)	21,122,975	(1,602,670)

INCOME BEFORE INCOME TAXES	48,878,729	7,944,935	42,645,195	6,602,902

INCOME TAX EXPENSE	(7,949,255)	(3,889,889)	(8,118,441)	(4,122,502)

NET INCOME	40,929,474	4,055,046	34,526,754	2,480,400

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	4,874,815	477,734	3,698,802	(3,045,331)

COMPREHENSIVE INCOME (LOSS)	$45,804,289	$4,532,780	$38,225,556	$(564,931)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	75,510,788	53,369,602	75,447,633	52,862,043

NET INCOME PER SHARE, BASIC AND DILUTED	$0.54	$0.08	$0.46	$0.05

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2019	52,839,441	$52,839	$(2,477,965)	$259,691,370	$(16,685,736)	$(22,723,581)	$217,856,927
Stock issuance and award	10,000	10	-	22,290	-	-	22,300
Net loss	-	-	-	-	(1,574,646)	-	(1,574,646)
Foreign currency translation	-	-	-	-	-	(3,523,065)	(3,523,065)

Balance, March 31, 2020	52,849,441	$52,849	$(2,477,965)	$259,713,660	$(18,260,382)	$(26,246,646)	$212,781,516
Stock issuance and award	1,502,717	1,503		3,164,925			3,166,428
Net income					4,055,043		4,055,043
Foreign currency translation						477,734	477,734

Balance, June 30, 2020	54,352,158	$54,352	$(2,477,965)	$262,878,585	$(14,205,339)	$(25,768,912)	$220,480,721

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Earning (Deficit)	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2020	75,377,555	$75,377	$-	$439,549,338	$(27,079,900)	$(8,778,151)	$403,766,664
Stock issuance and award	10,000	10	-	22,290	-	-	22,300
Net loss	-	-	-	-	(6,402,720)	-	(6,402,720)
Foreign currency translation	-	-	-	-	-	(1,176,013)	(1,176,013)
Reversal of reduction in the Affiliate Company’s equity (net off tax effect of $491,400)	-	-	-	2,771,652	-	-	2,771,652

Balance, March 31, 2021	75,387,555	$75,387	$-	$442,343,280	$(33,482,620)	$(9,954,164)	$398,981,883
Stock issuance and award	238,600	239		1,374,098			1,374,337
Net income					40,929,474		40,929,474
Foreign currency translation						4,874,815	4,874,815

Balance, June 30, 2021	75,626,155	$75,626	$-	$443,717,378	$7,446,854	$(5,079,349)	$446,160,509

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30, 2021	June 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$34,526,754	$2,480,400
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,443,218	4,022,676
Impairments	-	(148,054)
Deferred taxes	(11,970)	2,089,505
Share of loss after tax of the Affiliate Company	2,584,401	4,081,299
Gain from equity sale in the Affiliate Company	(17,733,911)	-
Gain on disposal of long-live assets	(48,253,667)	(13,907,574)
Change in fair value of contingent consideration	-	(2,863,000)
Stock based compensation expense	1,429,456	847,546

Changes in operating assets and liabilities:

Accounts receivable	2,054,930	(1,431,388)
Inventories	(3,328,120)	(743,483)
Other receivables and other assets	(14,040,619)	(11,248,701)
Advances to supplier and prepayments and prepaid expenses	20,596,182	(12,586,777)
Amount due from the Affiliate Company	-	4,129,516

Increase (Decrease) In:
Accounts payable	(1,044,040)	(282,560)
Other payables and accrued liabilities	(463,016)	736,715
Notes payable	(93,273)	(10,664,922)
Income tax payable	7,671,740	1,161,312
Net cash used in operating activities	$(11,661,935)	$(34,327,490)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(6,565,755)	(59,670)
Payment for construction in progress	(1,869,028)	-
Proceeds from disposal of long-lived assets	23,234,680	34,696,547
Repayments of loan to third party	31,686,168	-
Certificate of deposit	(54,098,335)	-
Cash received from sales of equity in the Affiliate Company	23,803,268	15,641,886
Long Term Investment	(108,197)	-
Net cash provided by investing activities	$16,082,801	$50,278,763

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	250,000	24,031,625
Repayments of short-term loans	-	(49,769,638)
Repayments of long-term loans	-	(284,398)
Proceeds from long-term loans	-	394,116
Net cash provided by (used in) financing activities	$250,000	$(25,628,295)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$4,670,866	$(9,677,022)
Effect of exchange rate changes	$997,982	$(157,062)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	$142,520,635	$16,512,635

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$148,189,483	$6,678,551
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	132,071,957	3,457,498
-RESTRICTED CASH AT END OF PERIOD	16,117,526	3,221,053

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$373,433	870,082
Interest paid	$-	641,213

SUPPLEMENTAL NON-CASH DISCLOSURES:
Reversal of decrease in investment in the Affiliate Company due to change in its equity (net off tax effect of $491,400)	$2,813,968	-
Increase of other receivable for equity transfer payment of the Affiliate Company	$23,803,268	-